Switch Announces Second Quarter 2021 Financial Results
Revenue of $141.7 million, Net Income of $9.7 million, and Adjusted EBITDA of $79.0 million
Q2 Organic Revenue and Adjusted EBITDA Growth of 9% and 12%, Respectively
First Half 2021 Incremental Annualized Revenue Bookings Growth of 54% Year over Year
Increased 2021 Guidance to 11% Organic Revenue and Adjusted EBITDA Growth at the Midpoint
Closed the Acquisition of Data Foundry on June 7, 2021

LAS VEGAS, NV — August 5, 2021 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter ended June 30, 2021.

“Switch’s robust sales performance continued through the second quarter of 2021, driving a record revenue backlog for the third consecutive quarter,” said Rob Roy, Founder and CEO of Switch. “Importantly, customer installations in the first half of 2021 have paced ahead of expectations, resulting in strong backlog conversion and accelerated revenue growth. Following the close of our Data Foundry acquisition, we are already executing on operational efficiencies and seeing strong customer demand in Texas. We look forward to sharing future progress as we continue to expand capacity at The Rock Campus, both at Dell’s global headquarters and the Data Foundry properties in Austin and Houston. These initiatives are in addition to our highly active construction pipeline across the other Switch Primes, where we expect to open 1.3 million square feet of space between now and early 2023.”

Second Quarter 2021 Financial Results

Financial Summary ($ in millions, except per share amounts)	Q2 2020	Q1 2021	Q2 2021	Y/Y% Change	Q/Q% Change

Consolidated revenue	$126.9	$130.9	$141.7	11.6%	8.3%
Switch revenue (excluding Data Foundry)	$126.9	$130.9	$138.4	9.0%	5.7%
Data Foundry revenue[1]	—	—	$3.3	n.m.	n.m.
Income from operations	$25.3	$24.2	$24.8	-1.8%	2.7%
Net income	$13.3	$24.4	$9.7	-27.4%	-60.3%
Net income per diluted share	$0.05	$0.09	$0.03	-31.2%	-64.0%
Adjusted net income per diluted share	$0.06	$0.08	$0.04	-30.7%	-47.4%
Adjusted EBITDA[1]	$69.1	$73.4	$79.0	14.3%	7.5%
Adjusted EBITDA Margin %	54.5%	56.1%	55.7%	130 bp	-40 bp
Adjusted Funds From Operations	$57.9	$61.0	$64.3	10.9%	5.3%

Key Performance Indicators	Q2 2020	Q1 2021	Q2 2021	LTM Average
Total Contract Value	$79.3	$117.3	$80.6	$136.4
Annualized Monthly Recurring Revenue	$23.9	$37.3	$23.6	$35.8
Incremental Annualized Revenue	$12.2	$18.1	$15.9	$21.1
Weighted Average Term (yrs)	4.0	4.1	3.8	4.9
1Data Foundry acquisition closed on June 7, 2021. Data Foundry contributed $1.7 million to Q2 2021 Adjusted EBITDA for 24 days of operations. Adjusted EBITDA is defined as net income ($0.4 million) plus depreciation and amortization of property and equipment ($0.9 million) and amortization of customer relationships ($0.4 million).

“Switch had a strong first half in 2021, with our teams making exceptional strides toward key strategic priorities including sales execution, construction, and customer installations,” said Thomas Morton, President of Switch. “We are excited for the next chapter of Switch’s domestic expansion efforts following the close of our Data Foundry acquisition and execution of a land purchase agreement with Dell, which will provide a tremendous platform for growth as we expand The Rock Campus in central Texas.”

“We are pleased with our solid second quarter performance, particularly our accelerating revenue growth and strong margin profile as the Prime locations increase in scale,” said Gabe Nacht, CFO of Switch. “We are also encouraged by the continued growth in our sales pipeline and booked-not-billed backlog of $63.5 million, resulting in an increase to our financial outlook for the remainder of 2021.”

Strategic Review
Switch is currently conducting a review of shareholder value initiatives to support its industry-leading technology and differentiated strategy. These initiatives include the evaluation by the Board’s REIT Committee of a potential REIT election, a review of Switch’s operational and financial targets, and a review of its Board structure. The mandate for the committee is to target a financial profile that accelerates Switch’s long-term value creation and provides the necessary flexibility to invest in its strategy. There can be no assurance that the evaluation will result in a change in Switch’s tax filing status.

Investor Day
Switch will host an Investor Day on November 8th, 2021, coinciding with the NAREIT REITworld conference in Las Vegas, Nevada. Switch Founder and CEO Rob Roy will present his vision and long-term strategy, and members of the management team will outline key operational and financial aspects of the business, including multi-year financial targets. Switch will hold the event live at its Las Vegas headquarters, including a live webcast, subject to any change in COVID-19 safety guidelines.

Balance Sheet and Liquidity
As of June 30, 2021, Switch’s total debt outstanding, including finance lease liabilities, net of cash and cash equivalents was $1.5 billion, resulting in a net debt to Q2 2021 annualized Adjusted EBITDA(1) ratio of 4.6x. As of June 30, 2021, Switch had liquidity of $577.9 million, including cash and cash equivalents and availability under its revolver.
________________________________________
(1)    Annualized Adjusted EBITDA is calculated as second quarter 2021 Adjusted EBITDA multiplied by four.

Capital Expenditures and Development
Capital expenditures for the second quarter totaled $95.4 million, including maintenance capital expenditures of $3.6 million, or 2.5% of total revenue. Growth capital expenditures, excluding land purchases, were $91.1 million for the second quarter of 2021, compared to $81.1 million in the same period last year.

During the quarter ended June 30, 2021, Switch invested (i) $59.4 million for data center construction and improvements in The Citadel Campus, primarily related to increased power and cooling capacity, the ongoing construction of a new sector scheduled for Q3 2021, and site work for the TAHOE RENO 2 facility scheduled to open in Q1 2023; (ii) $22.4 million in The Core Campus for continued construction of the LAS VEGAS 15 data center shell and site preparation for LAS VEGAS 14 and 16; (iii) $10.4 million in The Keep Campus for additional power, cooling, and tenant improvements for the second sector at ATLANTA 1 and site preparation for the ATLANTA 3 data center scheduled to open in Q2 2023; (iv) $2.2 million in The Pyramid Campus for equipment upgrades and incremental power and cooling capacity; and (v) $1.0 million in The Rock Campus for construction and tenant improvements at the TEXAS 2 data center.

Dividend
Switch today announced that its Board of Directors has declared a cash dividend of $0.0525 per share of Switch’s Class A common stock, an increase of 5% from the prior quarterly dividend. The dividend will be payable on August 31, 2021 to all stockholders of record as of the close of business on August 19, 2021. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.0525 per common unit.

Future declarations of dividends are subject to the determination and discretion of Switch’s Board of Directors based on its consideration of many factors, including Switch’s results of operations, financial condition, capital requirements, restrictions in Switch, Ltd.’s debt agreements, and other factors that Switch’s Board of Directors deems relevant.

Recent Business Highlights
•The acquisition of Data Foundry officially closed on June 7, 2021 for a purchase price of $420 million.
•Switch issued $500 million of eight-year senior unsecured notes at 4.125% on June 7, 2021 to fund the acquisition of Data Foundry and for general corporate purposes.
•Switch published its 2020 Environmental, Social and Governance Report in April, highlighting the company’s leadership and innovation across the spectrum of environmental stewardship, social commitment, and sound corporate governance. The report was prepared in accordance with GRI, TCFD, and SASB reporting frameworks.
•Signed a multi-campus 3.5-megawatt deal with a Fortune 100 global technology firm specializing in hyperconverged infrastructure solutions, representing more than $6.5 million in annualized revenue and $13 million in total contract value.
•Executed an expansion order with an existing global logistics customer at both The Core Campus and The Keep Campus totaling over $4.5 million in annualized revenue and over $20 million in total contract value.
•Signed a new materials innovation customer to a multi-campus deal totaling over $5.5 million in total contract value.

2021 Guidance
Switch is adjusting its full year 2021 guidance, excluding contributions from Data Foundry, as follows:
•Revenue in the range of $566 million to $574 million, reflecting 11% organic growth at the midpoint.
•Adjusted EBITDA in the range of $295 million to $303 million, reflecting a margin of 52.5% and 11% organic growth at the midpoint.
•Capital expenditures, excluding land purchases, in the range of $371 million to $401 million.

On a consolidated basis including Data Foundry, 2021 guidance is as follows:
•Revenue in the range of $593.5 million to $603.5 million, reflecting 17% growth at the midpoint.
•Adjusted EBITDA in the range of $306 million to $315 million, reflecting a margin of 51.9% and 16% growth at the midpoint.
•Capital expenditures, excluding land purchases, in the range of $383 million to $417 million.

Excluding Data Foundry, Switch increased its 2021 revenue guidance by $21 million (+4%) at the midpoint primarily due to: (1) stronger than expected Q2 2021 core operating performance driven by accelerated customer installations and backlog conversion; and (2) an increase to the second half outlook driven by robust first half 2021 bookings, faster than anticipated deployment ramps by large customers, and an increase in usage-based power revenues for the remainder of 2021. Switch increased its 2021 Adjusted EBITDA guidance, excluding Data Foundry, by $13.5 million (+5%) at the midpoint, driven by outperformance in Q2 2021 margins and an increase to its revenue outlook, partially offset by an expected increase in power costs during the second half of 2021.

Switch management expects a full year 2021 revenue contribution of $27.5 million to $29.5 million from Data Foundry, inclusive of $3.3 million recognized during the second quarter of 2021. The consolidated guidance range for Adjusted EBITDA includes an expected contribution of $11 million to $12 million from Data Foundry, inclusive of $1.7 million in Adjusted EBITDA recognized during the second quarter of 2021.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2021 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income, depreciation and amortization expense, impairment charges, gains or losses on retirement of debt, gains or losses on swaps, and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculation of Adjusted EBITDA.

Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on August 5, 2021. Parties in the United States can access the call by dialing 844-200-6205, and international parties can access the call by dialing +44 208 0682 558. Please use participant access code 720211.

The webcast will be accessible on Switch’s investor relations website at investors.switch.com for one year. A telephonic replay of the conference call will be available through Thursday, August 12, 2021. To access the replay, parties can visit https://www.incommglobalevents.com/replay/6498/switch-inc-second. The replay access code is 168436.

Upcoming Conferences and Events
Switch management will participate in the following upcoming investor conferences:
•Cowen 7th Annual Communications Infrastructure Summit from August 9-10, 2021.
•Goldman Sachs 30th Annual Communacopia Conference on September 21, 2021.
•J.P. Morgan CFO Conference on September 22, 2021.
•Berenberg U.S. Real Estate Seminar (Virtual) on September 23, 2021.
•Switch Investor Day November 8, 2021 (pending changes in COVID-19 guidelines).

Use of Non-GAAP Financial Measures
To supplement Switch’s condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Switch uses Adjusted EBITDA, Adjusted EBITDA margin, adjusted funds from operations, adjusted net income attributable to Switch, Inc., adjusted net income per diluted share, net debt, and net debt to annualized Adjusted EBITDA, which are non-GAAP measures, in this press release. In addition, Switch presents revenue and Adjusted EBITDA, excluding Data Foundry, which are also non-GAAP measures. Switch defines Adjusted EBITDA as net income adjusted for interest expense, interest income, income taxes, depreciation and amortization of property and equipment, amortization of customer relationships, and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Switch defines adjusted funds from operations as net income adjusted for depreciation and amortization of property and equipment, amortization of customer relationships, non-cash equity-based compensation, deferred income tax expense, unrealized loss (gain) on swaps, maintenance capital expenditures, and certain other items that Switch believes are not indicative of its core operating performance. Switch defines adjusted net income attributable to Switch, Inc. as net income adjusted for gain (loss) on swaps, net of noncontrolling interest and income taxes calculated using the specific tax treatment applicable to the adjustments. Switch defines net debt as total debt outstanding, including finance lease liabilities, net of cash and cash equivalents. Switch defines net debt to last quarter annualized Adjusted EBITDA as net debt divided by quarterly Adjusted EBITDA multiplied by four. Switch uses net debt and net debt to last quarter annualized Adjusted EBITDA as measures to evaluate its net debt and leverage position. Switch believes that investors also may find such measures to be helpful in assessing its ability to pursue business opportunities and investments.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP financial measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.

Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Net Income to Adjusted EBITDA,” the “Reconciliation of Net Income to Adjusted Funds From Operations,” and the “Reconciliation of Net Income Attributable to Switch, Inc. to Adjusted Net Income Attributable to Switch, Inc.” tables in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the company’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to Switch’s expectations regarding its future growth outlook; Switch’s expectations regarding the acquisition of Data Foundry and the expansion of The Rock Campus; Switch’s expectations regarding building toward its long-term strategic goals, including sales execution, construction and customer installations, Switch’s anticipated operating results and capital expenditures for the year ending December 31, 2021, Switch’s expectations regarding key transactions and its sales pipeline for the remainder of 2021, expectations regarding future declarations of dividends and cash distributions, and expectations regarding anticipated capital investment in infrastructure across the five Prime campus locations, including its construction initiatives to increase gross square footage. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include, without limitation (i) the impact of COVID-19 and the Delta variant on its business operations, including the duration, spread, severity, and reoccurrences of such pandemic, the duration and scope of related government orders and restrictions, the impact on its employees, and the impact on the global economy including demand for its customers, partners and vendors’ products and services; (ii) the impact of COVID-19 and the Delta variant on its vendors and suppliers, including disruptions and inefficiencies in the supply chain; (iii) its ability to successfully implement its business strategies and effectively manage its growth and expansion plans; (iv) its ability to successfully integrate the Data Foundry operations and expand The Rock Campus; (v) delays or unexpected costs in development and opening of data center facilities; (vi) any slowdown in demand for its existing data center resources; (vii) its ability to attract new customers, realize the anticipated benefits of its new contracts and achieve sufficient customer demand to realize future expected returns on its investments; (viii) its ability to effectively compete in the data center market; (ix) its ability to license space in its existing data centers; (x) the geographic concentration of its data centers in certain markets; (xi) local economic, credit and market conditions that impact its customers in these markets; (xii) the impact of delays or disruptions in third-party network connectivity; (xiii) developments in the technology and data center industries in general that negatively impact Switch, including development of new technologies, adoption of new industry standards, declines in the technology industry or slowdown in the growth of the Internet; (xiv) its ability to adapt to evolving technologies and customer demands in a timely and cost-effective manner; (xv) its ability to obtain necessary capital to fund its capital requirements and its ability to continue to comply with covenants and terms in its credit instruments; (xvi) fluctuations in interest rates and increased operating costs, including power costs; (xvii) significant disruptions, security breaches, including cyber security breaches, or system failures at any of its data center facilities; (xviii) loss of significant customers or key personnel; (xix) the impact of future changes in legislation and regulations, including changes in real estate and zoning laws, the Americans with Disabilities Act of 1990, environmental and other laws that impact its business and industry, in addition to those under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Switch’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Switch’s other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the Investors section of Switch’s website at investors.switch.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch
Switch (NYSE: SWCH), is the independent leader in exascale data center ecosystems, edge data center designs, industry-leading telecommunications solutions and next-generation technology innovation. Switch Founder and CEO Rob Roy has developed more than 750 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solutions.

We innovate to sustainably progress the digital foundation of the connected world with a focus on enterprise-class and emerging hybrid cloud solutions. The Switch PRIMES, located in Las Vegas and Tahoe Reno, Nevada; Grand Rapids, Michigan; Atlanta, Georgia; and Austin, Texas are the world’s most powerful exascale data center campus ecosystems with low latency to major U.S. markets. Visit switch.com for more information or follow us on LinkedIn and Twitter.

Investor Contact:
Matthew Heinz, CFA
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,816	$90,719
Restricted cash	3,968	—
Accounts receivable, net of allowance for credit losses of $813 and $792, respectively	31,897	21,723
Prepaid expenses	7,438	8,171
Other current assets, net of allowance for credit losses of $3 and $0, respectively	2,564	2,235
Total current assets	130,683	122,848
Property and equipment, net	2,059,944	1,737,415
Long-term deposit	6,652	2,626
Deferred income taxes	236,079	203,201
Goodwill	128,446	2,423
Intangible assets, net	108,741	—
Other assets, net of allowance for credit losses of $95 and $87, respectively	56,207	45,943
TOTAL ASSETS	$2,726,752	$2,114,456

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$30,714	$14,588
Accrued salaries and benefits	9,523	4,884
Accrued interest	8,661	7,132
Accrued expenses and other	18,991	9,686
Accrued construction payables	44,318	27,162
Deferred revenue, current portion	14,273	14,870
Customer deposits	15,744	12,348
Swap liability, current portion	11,504	9,418
Operating lease liability, current portion	4,330	3,512
Total current liabilities	158,058	103,600
Long-term debt, net	1,487,338	991,213
Operating lease liability	34,001	25,536
Finance lease liability	57,443	57,516
Deferred revenue	25,880	23,862
Liabilities under tax receivable agreement	326,315	278,865
Other long-term liabilities	15,391	22,897
TOTAL LIABILITIES	2,104,426	1,503,489
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 131,090 and 119,009 shares issued and outstanding, respectively	131	119
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 110,638 and 121,640 shares issued and outstanding, respectively	111	122
Class C common stock, $0.001 par value per share, 75,000 shares authorized, none issued and outstanding	—	—
Additional paid in capital	295,785	266,129
Retained earnings	2,733	9
Accumulated other comprehensive income	18	79
Total Switch, Inc. stockholders’ equity	298,778	266,458
Noncontrolling interest	323,548	344,509
TOTAL STOCKHOLDERS’ EQUITY	622,326	610,967
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,726,752	$2,114,456

Switch, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$141,690	$126,917	$272,556	$255,013
Cost of revenue	76,994	68,198	148,687	135,227
Gross profit	64,696	58,719	123,869	119,786
Selling, general and administrative expense	39,875	33,438	74,873	73,554
Income from operations	24,821	25,281	48,996	46,232
Other income (expense):
Interest expense, including $620, $409, $1,203, and $818, respectively, in amortization of debt issuance costs and original issue discount	(10,198)	(6,693)	(18,955)	(14,128)
(Loss) gain on swaps	(2,970)	(4,143)	235	(21,698)
Equity in net losses of investments	(379)	—	(599)	—
Gain on sale of equity method investment	—	—	5,374	—
Other	321	271	3,592	548
Total other expense	(13,226)	(10,565)	(10,353)	(35,278)
Income before income taxes	11,595	14,716	38,643	10,954
Income tax expense	(1,911)	(1,380)	(4,565)	(1,107)
Net income	9,684	13,336	34,078	9,847
Less: net income attributable to noncontrolling interest	5,323	8,239	18,076	5,966
Net income attributable to Switch, Inc.	$4,361	$5,097	$16,002	$3,881

Net income per share:
Basic	$0.03	$0.05	$0.12	$0.04
Diluted	$0.03	$0.05	$0.12	$0.03

Weighted average shares used in computing net income per share:
Basic	130,163	104,987	128,412	99,676
Diluted	245,527	243,916	131,660	243,622

Other comprehensive income:
Foreign currency translation adjustment, net of reclassification and tax of $0	—	—	(474)	—
Comprehensive income	9,684	13,336	33,604	9,847
Less: comprehensive income attributable to noncontrolling interest	5,323	8,239	17,663	5,966
Comprehensive income attributable to Switch, Inc.	$4,361	$5,097	$15,941	$3,881

Switch, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2021
	2021	2020	2021	2020
Net income	$9,684	$13,336	$34,078	$9,847	$24,394
Interest expense	10,198	6,693	18,955	14,128	8,757
Interest income	(38)	(44)	(77)	(77)	(39)
Income tax expense	1,911	1,380	4,565	1,107	2,654
Depreciation and amortization of property and equipment	41,285	36,013	80,076	68,531	38,791
Amortization of customer relationships	417	—	417	—	—
Loss (gain) on disposal of property and equipment	372	38	179	98	(193)
Equity-based compensation	7,528	7,510	14,825	15,034	7,297
Loss (gain) on swaps	2,970	4,143	(235)	21,698	(3,205)
Equity in net losses of investments	379	—	599	—	220
Acquisition-related costs	4,263	—	4,403	—	140
Gain on sale of equity method investment	—	—	(5,374)	—	(5,374)
Shareholder-related litigation expense	—	47	—	239	—
Adjusted EBITDA	$78,969	$69,116	$152,411	$130,605	$73,442

Switch, Inc.
Reconciliation of Net Income to Adjusted Funds From Operations
(in thousands)
(unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Net income	$9,684	$24,394	$13,336
Income tax expense	1,911	2,654	1,380
Depreciation and amortization of property and equipment	41,285	38,791	36,013
Amortization of customer relationships	417	—	—
Loss (gain) on disposal of property and equipment	372	(193)	38
Equity-based compensation	7,528	7,297	7,510
Unrealized loss (gain) on swaps	563	(5,562)	2,151
Equity in net losses of investments	379	220	—
Acquisition-related costs	4,263	140	—
Gain on sale of equity-method investment	—	(5,374)
Amortization of deferred financing costs	620	583	409
Installation adjustment, net	654	1,444	58
Other adjustments, net	141	(1,253)	(1,053)
Maintenance capital expenditures	(3,562)	(2,121)	(1,919)
Adjusted Funds From Operations	$64,255	$61,020	$57,923

Switch, Inc.
Reconciliation of Net Income Attributable to Switch, Inc. to
Adjusted Net Income Attributable to Switch, Inc.
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,
	2021	2020
Net income attributable to Switch, Inc.	$4,361	$5,097
Loss on swaps	2,970	4,143
Income tax impact on adjustment(1)	(339)	(383)
Noncontrolling interest impact on adjustment	(1,354)	(2,320)
Adjusted net income attributable to Switch, Inc.	$5,638	$6,537

Adjusted net income per share—diluted	$0.04	$0.06
Weighted average shares used in computing adjusted net income per share—diluted	134,190	107,910
________________________________________
(1)The income tax impact is derived by applying the U.S. statutory tax rate to Switch, Inc.’s portion of the adjustment.

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